SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: March 8, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     As disclosed in the report on Form 8-K filed by Akorn, Inc. (the “Company”) with the Securities and Exchange Commission on March 7, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors listed therein (the “Investors”) providing for the private placement of 4,311,669 shares of the Company’s Common Stock (“Common Stock”) at a price of $4.50 per share, with warrants to purchase 1,509,088 additional shares of Common Stock exercisable for a five year period, at an exercise price of $5.40 per share (the “Warrants”). The Warrants are exercisable by cash payment of the exercise price or by means of a cashless exercise. The transaction contemplated by the Securities Purchase Agreement was closed, and the shares of Common Stock and Warrants issued to the Investors, on March 8, 2006.
     The description of the Warrants herein is only a summary and is qualified in its entirety by the full text of such document, the form of which is filed as an exhibit hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     4.1      Form of Warrant incorporated by reference to Exhibit 4.2 to the Company’s report or Form 8-K filed March 7, 2006.
     99.1      Schedule of Investors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: March 14, 2006